UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 9, 2014 (December 5, 2014)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	20-0937461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Gratiot Road, Suite One Saginaw, MI	48609
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

            On December 5, 2014, HPIL Holding’s wholly owned subsidiary, HPIL GLOBALCOM Inc. (“HPIL GC”), entered into a Service and Consulting Agreement (the “Agreement”) with ECOLOGY TRANSPORT SRL, a private company focused on investing in the communication and ecology  sectors (“ET”); ET and HPIL GC may be referred to herein individually as a “Party” or, collectively, as the “Parties”. Pursuant to the Agreement, beginning on December 5, 2014, HPIL GC will provide to ET certain consulting and other services (the “Services”), as more fully described in the Agreement. In consideration of the Services provided by HPIL GC, ET has agreed to compensate HPIL GC in the amount of USD $5,000 per month throughout the term of the Agreement.  The term of the Agreement is two (2) years unless terminated earlier by either Party pursuant to the terms and conditions of the Agreement.

            The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

           Item 9.01 Financial Statements and Exhibits.

            (d)  Exhibits

Exhibit                       Description

10.1                             Service and Consulting Agreement entered into by and between HPIL GC and ET on December 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: December 9, 2014	By: /S/ Nitin Amersey Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary